UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 14, 2013

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-33796	26-0630461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas Suite 2902 New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 454-3759

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by Chimera Investment Corporation (the “Company”), as a result of the Company’s pending restatement of certain of its previously filed consolidated financial statements, the Company has been unable to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “2011 Form 10-K”).  Therefore, the Company is subject to the New York Stock Exchange’s (the “NYSE” or the “Exchange”) late filing procedures as they pertain to annual reports, as set forth in Section 802.01E of the NYSE Listed Company Manual.

The Company has been notified by the NYSE that the NYSE had granted the Company a final extension for continued listing and trading on the Exchange, notwithstanding that the Company has not yet filed the 2011 Form 10-K.  In September 2012, the Company had previously obtained a four-month listing extension until January 15, 2013.  In January 2013, the Company had previously obtained a further one-month listing extension until February 15, 2013.  The final extension granted by the NYSE provides the Company until March 15, 2013 to file the 2011 Form 10-K with the U.S. Securities and Exchange Commission, subject to reassessment on an ongoing basis.

In granting the final extension, the NYSE noted that it would closely monitor the Company’s progress in connection with the milestones and timing for filing the 2011 Form 10-K and that failure to make progress could result in suspension of the Company’s listing privileges prior to March 15, 2013. The NYSE stated in its notice that, in the event that the Company does not file the 2011 Form 10-K in accordance with the terms of the NYSE’s extension, the NYSE will move forward with the initiation of suspension and delisting procedures.

Although the Company is working diligently to complete the 2011 Form 10-K, no assurance can be given that the 2011 Form 10-K will be filed by March 15, 2013.

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits

99.1	Press Release, dated February 14, 2013, issued by Chimera Investment Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

		By:	/s/ A. Alexandra Denahan
			Name:	A. Alexandra Denahan
			Title:	Chief Financial Officer

Date:	February 14, 2013